As filed with the Securities and Exchange Commission on June 18, 1996
                                                 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                              FORM S-8 and FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              UNITED TRANSNET, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                       58-2198204
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)


                1080 Holcomb Bridge Road, Building 200, Suite 140
                             Roswell, Georgia 30076
                                 (770) 518-1180
           (Address of Principal Executive Offices including zip code)
                                  -------------

   United TransNet, Inc. 1996 Stock and Option Plan for Non-Employee Directors
                 United TransNet, Inc. 1995 Stock Incentive Plan
                 Stock Option Agreements with Various Employees Relating
    to an Aggregate of 216,110 shares of United TransNet, Inc. Common Stock
                           (Full titles of the plans)
                                  ------------

                           Philip A. Belyew, Chairman
                              United TransNet, Inc.
                1080 Holcomb Bridge Road, Building 200, Suite 140
                             Roswell, Georgia 30076
                                 (770) 518-1180
            (Name, address and telephone number of agent for service)
                                  -------------

                                    Copy to:
                           Martha Juelich Gordon, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                 ---------------


                         CALCULATION OF REGISTRATION FEE

 Title of Securities                Amount           Proposed Maximum           Proposed Maximum      Amount of
        to be                        to be             Offering Price              Aggregate         Registration
     Registered                   Registered(1)         Per Share(2)           Offering Price(2)         Fee

Common Stock, par                   891,110               $26.125               $14,455,927.54        $4,984.80
value $.001 per share

(1) Includes an indeterminate number of shares of United TransNet, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) Based upon the exercise price, per share and in the aggregate, of the 219,997 options granted pursuant to the United TransNet, Inc. 1995 Stock Incentive Plan and thirty-nine (39) separate Stock Option Agreements. Such exercise prices range from $2.06 to $26.125 per share. The exercise price of such shares was determined on the date options were granted with respect to such shares. The offering price with respect to the remaining 405,003 shares issuable under the United TransNet, Inc. 1995 Stock Incentive Plan and the 50,000 shares issuable under the United TransNet, Inc. 1996 Stock and Option Plan for Non-Employee Directors has been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1993, as amended. The average of the high and low prices reported on Wednesday, June 12, 1996 on the New York Stock Exchange was $20.6875.


                              UNITED TRANSNET, INC.
                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K


Item
 No.                  Description in Form S-3                       Caption or Location in Prospectus

1.        Forepart of the Registration
          Statement and Outside Front
          Cover Page of Prospectus...............                 Forepart and Outside Front Cover Page

2.        Inside Front and Outside Back Cover
          Pages of Prospectus......................               Inside Front Cover Page; Available
                                                                  Information; Incorporation of Certain
                                                                  Documents by Reference
3.        Summary Information, Risk
          Factors and Ratio of
          Earnings to Fixed Charges..............                 Risk Factors

4.        Use of Proceeds...........................              Not applicable - See Cover Page of
                                                                  Prospectus

5.        Determination of Offering Price.......                  Outside Cover Page

6.        Dilution.....................................           Not applicable

7.        Selling Security Holders.................               Selling Stockholders

8.        Plan of Distribution......................              Plan of Distribution

9.        Description of Securities
          to be Registered...........................             Not applicable

10.       Interests of Named Experts
          and Counsel................................             Legal Matters

11.       Material Changes.........................               Not applicable

12.       Incorporation of Certain                                Incorporation of Certain Documents by
          Information by Reference...............                 Reference

13.       Disclosure of Commission
          Position on Indemnification for
          Securities Act Liabilities.................             Not applicable


                                EXPLANATORY NOTE

         This Registration Statement contains two parts. The first part contains a Reoffer Prospectus ("Prospectus") prepared in accordance with the requirements of Part I of Form S- 3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (as amended, the "Securities Act")) of shares of Common Stock, par value $.001 per share ("Common Stock"), of United TransNet, Inc. (the "Company") which will be or have been issued to directors, key employees and consultants pursuant to the exercise of options granted to employees pursuant to the United TransNet, Inc. 1995 Stock Incentive Plan, as amended (the "1995 Plan"), the United TransNet, Inc. 1996 Stock and Option Plan for Non-Employee Directors (the "1996 Plan," collectively, together with the 1995 Plan, the "Plans") and certain separate stock option agreements (the "Stock Option Agreements"). The Form S-3 Prospectus filed herewith may be utilized for reofferings and resales of registered shares of Common Stock, par value $.001 per share, of the Company which may be issued in the future upon the exercise of options granted under the Plans. The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8 and Form S-3. Pursuant to the Note to Part I of Form S-8, the information with respect to the Plans specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but a document containing such information has been sent or given to each person eligible to participate in each of the Plans as specified by Rule 428(b)(1) under the Securities Act.

         Because the Company, at the time of the filing of the Prospectus, did not satisfy the requirements for use of Form S-3, the amount of securities to be reoffered or resold by means of the Prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PROSPECTUS
                   S-3 Reoffer Prospectus dated June 18, 1996

                              UNITED TRANSNET, INC.

                         625,000 Shares of Common Stock
       Issuable under the United TransNet, Inc. 1995 Stock Incentive Plan

                          50,000 Shares of Common Stock
         Issuable under the United TransNet, Inc. Stock and Option Plan for Non-Employee Directors

                         216,110 Shares of Common Stock
     Issuable upon the exercise of options granted pursuant to certain Stock
                               Option Agreements

         This Reoffer Prospectus (this "Prospectus") is being used in connection with the offering from time to time by certain stockholders (the "Selling Stockholders") of United TransNet, Inc. (the "Company"), of shares of Common Stock, par value $.001 per share ("Common Stock"), of the Company which may be acquired upon the exercise of stock options granted pursuant to the United TransNet, Inc. 1995 Stock Incentive Plan (the "1995 Plan"), the exercise of stock options granted pursuant to the United TransNet, Inc. 1996 Stock and Option Plan for Non-Employee Directors (the "1996 Plan", collectively, together with the 1995 Plan, the "Plans") or upon the exercise of stock options granted pursuant to certain Stock Option Agreements (the "Stock Option Agreements"). Options or shares of Common Stock may be issued under either of the Plans in amounts and to persons not presently known by the Company; when known, such persons, their holdings of Common Stock and certain other information may be included in a subsequent version of this Prospectus. The Company will receive no proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

         The Common Stock issuable upon exercise of the options covered by the Plans and the Stock Option Agreements (collectively, the "Shares") may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange (the "NYSE") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by the Company.

         The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 (the "Securities Act"), in which event any commission received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Shares of the Company are listed on the NYSE under the symbol "UT." The closing price of the Company's Shares as reported on the NYSE on June 12, 1996 was $20.6875.

         See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

    Section                                                               Page

Additional Information..................................................   2
Incorporation of Certain Documents by Reference.........................   3
Risk Factors............................................................   5
The Company.............................................................   9
Selling Stockholders....................................................   9
Plan of Distribution....................................................  11
Legal Matters...........................................................  12
Experts.................................................................  12
Indemnification of Directors and Officers...............................  12


         No person is authorized to give any information or to make any representation, other than as contained herein, in connection with the offering described in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                             ADDITIONAL INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to United TransNet, Inc., 1080 Holcomb Bridge Road, Building 200, Suite 140, Roswell, Georgia 30076,
Attention: Philip A. Belyew, Chairman; telephone number (770) 518-1180.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents which have been or will be filed by the Company with the Commission are incorporated by reference in and made a part of this Prospectus, as of their respective dates:

         (a) (i) The Company's Annual Report on Form 10-K, dated March 27, 1996 (File No. 1-14134), filed with the Securities and Exchange Commission (the "Commission") on March 27, 1996 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the Quarterly Report on Form 10-Q of the Company for the Quarter ended March 30, 1996 (File No. 1-14134), filed with the Commission on May 10, 1996 pursuant to Section 13 or 15(d) of the Exchange Act,
                  (iii) the Current Report on Form 8-K of the Company, dated January 30, 1996 (File No. 1-14134), filed with the Commission on January 30, 1996 pursuant to Section 13 or 15(d) of the Exchange Act, (iv) the Current Report on Form 8-K of the Company, dated April 15, 1996 (File No. 1-14134), filed with the Commission on April 15, 1996 pursuant to Section 13 or 15(d) of the Exchange Act, and (v) the Current Report on Form 8-K of the Company, dated May 23, 1996 (File No. 1-14134), filed with the Commission on May 23, 1996.

         (b) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the registration statement of which this Prospectus forms a part prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         (c) The Company's prospectus, dated May 23, 1996, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 23, 1996, relating to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-396), containing the consolidated balance sheets of the Company as of March 30, 1996 (unaudited) and December 31, 1995, the consolidated financial statements of the Company for the period from December 20 to December 31, 1995 and for the three months ended March 30, 1996 (unaudited), the consolidated financial statements of the Combined Founding Companies for the three months ended March 31, 1995 (unaudited), financial statements of the Combined Founding Companies at December 31, 1993 and 1994 and for the period ended December 19, 1995, the consolidated financial statements of CDG Holding Corp., the combined financial statements of Tricor America, Inc., the consolidated financial statements of Film Transit, Incorporated, the combined financial statements of the Districts of Lanter Courier Corporation, and the consolidated financial statements of Salmon Acquisition

                  Corporation at December 31, 1993 and 1994 and for the period ended December 19, 1995, and the consolidated financial statements of 3D Distribution Systems, Inc. at December 31, 1993 and 1994 and for the year ended October 31, 1993, for the two months ended December 31, 1993, for the year ended December 31, 1994 and for the period ended December 19, 1995, together with the related notes and the reports thereon by Price Waterhouse LLP, independent accountants, and containing the financial statements of Eddy Messenger Service, Inc., as of March 31, 1996 (unaudited) and December 31, 1995, together with the related notes and report thereon by Ernst & Young LLP, independent auditors.

         (d) The description of the Common Stock contained in the Company's registration statement on Form 8-A dated December 12, 1995 (File No. 1-14134), filed with the Securities and Exchange Commission on December 12, 1995 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

         In  addition  to  other  information   contained  in  this  Prospectus,
prospective investors should consider carefully the following information relating to the Company and the Common Stock before making an investment in the Common Stock offered hereby.

Absence of Combined Operating History

         The Company was founded in October 1995 to effect mergers (the "Mergers") with six companies which provide ground and air courier services (the "Founding Companies") and prior to December 1995 conducted no operations. Prior to the Mergers, each of the Founding Companies operated as a separate independent entity and there can be no assurance that the Company's management will successfully integrate the combined entity and effectively implement the Company's operating or growth strategies.

Acquisition Strategy; Possible Need for Additional Financing

         One of the Company's business strategies is to acquire additional scheduled ground and air courier companies that will complement its existing operations or provide it with an entry into regions it does not presently serve. There can be no assurance the Company will be able to acquire or profitably manage additional companies or successfully integrate such additional companies into the Company. In addition, there can be no assurance that companies acquired in the future either will be beneficial to the successful implementation of the Company's overall strategy or will ultimately produce returns that justify the investment therein, or that the Company will be successful in achieving meaningful economies of scale through the acquisition thereof.

         The Company intends to issue shares of Common Stock as its primary method of financing acquisitions. In the event that the Company chooses to issue Common Stock as acquisition consideration and the Common Stock does not maintain a sufficient valuation, or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain the necessary capital through additional debt or equity financings. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, it will be available on terms the Company deems acceptable. As a result, the Company might be unable to implement successfully its acquisition strategy.

Highly Competitive Industry

         The market for scheduled ground and air courier services is highly competitive. Competition on pricing is often intense in the courier industry, particularly for basic delivery services. Additionally, other companies with significantly greater financial and other resources than the Company that do not currently operate ground and air courier business may enter the industry in the future.

Claims Exposure

         As of March 30, 1996, the Company utilized the services of approximately 5,879 drivers and from time to time such drivers are involved in accidents. The Company carries liability insurance of $15 million for each such accident (it may self-insure for the first $250,000 claimed), and independent owner/operators are required to maintain liability insurance of at least the minimum amounts required by applicable state law. Furthermore, all drivers and independent owner/operators are covered by the Company's fidelity bond. There can be no assurance that claims against the Company, whether under the liability insurance or the fidelity bond, will not exceed the applicable amount of coverage. In addition, the Company's increased visibility and financial strength as a public company may create additional claims exposure. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims, workers' compensation claims, or unfavorable resolutions of claims, the Company's operating results could be materially adversely affected. In addition, significant increases in insurance costs could reduce the Company's profitability.

Reliance on Key Personnel

         The Company's operations are dependent on the continued efforts of its executive officers and senior management. Furthermore, the Company may to some extent be dependent on the senior management of companies that may be acquired in the future. If the executive officers of the Company become unable or decide not to continue in their present roles, or if a material number of such senior management fail to continue with the Company and the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected.

Status of Independent Owner/Operators

         From time to time, federal and state authorities have sought to assert that independent owner/operators in the transportation industry, including those utilized by the Company, are employees, rather than independent contractors. The Company believes that the independent owner/operators utilized by the Company are not employees under the existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If, as a result of any of the foregoing, the Company is required to pay for and administer added benefits to independent owner/operators, the Company's operating costs would increase. Additionally, if the Company is required to pay backup withholding with respect to amounts paid to such persons, it may be required to pay penalties and/or to restate financial information from prior periods.

Technology

         Some analysts have predicted that the increased use of electronic funds transfers will cause the development of a "checkless society", which could adversely affect demand for the Company's services from the financial services industry. Similarly, technological advances in the nature of "electronic mail" and "telefax" have affected the demand for on-call delivery services by customers. While none of these technological developments has had a significant adverse impact on the Company's business to date, and although the number of checks written in the United States has increased annually since 1990, there can be no assurance that these or similar technologies will not have an adverse effect on the Company in the future.

Significant Influence of Directors and Executive Officers

         As of the date of this Prospectus, the Company's directors and executive officers as a group beneficially owned approximately 43% of the outstanding Common Stock. Although the directors and executive officers as a group do not hold a majority of the outstanding Common Stock, they are in a position, if they act together, to exert significant influence over the election of directors and other corporate actions requiring stockholder approval.

Shares Eligible for Future Sale; Possible Adverse Effect on Future Market Prices

         The Company can make no prediction as to the effect, if any, that sales of additional shares of Common Stock or the availability of shares for future sale will have on the market price of the Common Stock. Sales in the public market of substantial amounts of the Common Stock (including shares issued upon the exercise of outstanding options), or the perception that such sales could occur, could depress prevailing market prices for the Common Stock. Such sales also may make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

         As partial consideration for the mergers (the "Mergers") of wholly-owned subsidiaries of the Company, in separate transactions with and into six companies which provide ground and air courier services (the "Founding Companies"), the stockholders of the Founding Companies received, in the aggregate 4,692,222 shares of Common Stock. Such shares are not registered under the Securities Act, and such stockholders have demand and piggyback registration rights with respect to such shares. In connection with the Mergers, the Company also granted to BancBoston Ventures Inc., Fleet Venture Resources, Inc. and Fleet Venture Partners III demand registration rights with respect to their shares of Common Stock, and granted piggyback registration rights to First Union National Bank of Georgia ("First Union"). Any shares which have not been registered may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration.

         As of the date of this Prospectus, the Company had outstanding options to purchase 212,711 shares of Common Stock and had outstanding options to purchase and additional 219,997 shares of Common Stock under the 1995 Plan, under which 405,003 shares remain eligible for issuance. Under the 1996 Plan, 50,000 shares of Common Stock have been reserved for issuance. Seventy percent of the non-employee directors' annual fee will be payable in the form of options to purchase Common Stock pursuant to the 1996 Plan and the balance will be payable in cash, and non-employee directors will be able to elect to receive Common Stock in lieu of all or a specified portion, in increments of twenty-five percent, of their cash compensation. Upon the registration of the shares issuable upon the exercise of options granted under the Plans, the shares will be eligible for resale in the public markets.

         The Company, all of the stockholders of the Founding Companies and the executive officers and directors of the Company have agreed not to offer or sell any shares of Common Stock of the Company, including the shares referred to in the preceding paragraph, during a period of 180 days (the "Lockup Period") commencing December 14, 1995 without the prior written consent of Smith Barney Inc., except that the Company may issue Common Stock upon the exercise of options or in connection with acquisitions. After the Lockup Period, all such shares may be sold in accordance with Rule 144 promulgated under the Securities Act, subject to the volume, holding period and other limitations of Rule 144.

Effect of Certain Charter Provisions

         Pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended, the Board of Directors is empowered to issue
Preferred Stock without stockholder approval. The existence of this "blank-check" Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise, and may adversely affect the prevailing market price of the Common Stock. In addition, the Company is subject to Section 203 of the Delaware General Corporation Law, which limits transactions between a publicly held company and "interested stockholder" (generally, those stockholders who, together with their affiliates and associates, own 15% or more of such company's outstanding capital stock). Section 203 may have the effect of deterring certain potential acquisitions of the Company. In addition to the Board of Directors' ability to issue Preferred Stock, the Company's Amended and Restated Certificate of Incorporation and By-Laws contain other provisions which may have anti-takeover effects. The Company's Amended and Restated Certificate of Incorporation furthermore contains a so-called "fair price" provision, which requires that, unless certain transactions are approved by a majority of the Company's disinterested directors, certain minimum price and procedural requirements must be observed by any party which acquires more than ten percent of the outstanding shares of Common Stock of the Company and then seeks to accomplish a merger or other form of business combination or transaction (which would eliminate or could significantly change the interests of the remaining stockholders).

No Dividends

         The Company does not anticipate paying any cash dividends on shares of its Common Stock in the foreseeable future and intends to retain future earnings, if any, for use in its business. In addition, the Company has entered into a credit agreement (the "Credit Agreement") with First Union (for itself and as agent for other participating lenders) pursuant to which the Company may borrow up to $50 million to refinance certain existing indebtedness of the Founding Companies which was assumed in the Mergers, as well as to fund acquisitions and provide working capital and for other general corporate purposes. The Credit Agreement limits the Company's ability to pay cash dividends on its Common Stock.

                                   THE COMPANY

         United TransNet, Inc. (the "Company") was incorporated on October 5, 1995. Its principal executive offices are located at 1080 Holcomb Bridge Road, Building 200, Suite 140, Roswell, Georgia 30076, and its telephone number is
(770) 518-1180. The Common Stock of the Company is listed on the New York Stock Exchange under the symbol "UT."

         The Company offers a variety of customized distribution services for corporate customers with time-sensitive pickup and delivery requirements. Management believes that the Company is the leading provider of scheduled ground courier services in the United States. Through both its ground and air divisions, the Company provides scheduled and unscheduled delivery service for local, regional, national and international shipments, and offers same-day and next-day delivery options. The Company has one of the largest courier and parcel fleets in the United States, facilitating the Company's broad geographic coverage. Unlike most of the Company's competitors which serve principally metropolitan areas, the Company serves all points in many states and is the leading intrastate ground courier in most of such states.

         On December 20, 1995, wholly-owned subsidiaries of the Company, in separate transactions, merged with six companies which provide ground and air courier services in exchange for shares of the Company's Common Stock and cash. Prior to the Mergers, each of the Founding Companies was an established business with a leading market position, experienced management and long-term customer relationships in its respective regional market. The Company continues to operate the business of each Founding Company on a decentralized basis to preserve their strong regional franchises. The Company's senior management is coordinating and standardizing key functions of the Founding Companies, including operations, purchasing, sales and marketing and acquisitions. In May 1996, the Company acquired Eddy Messenger Service, Inc, and three other companies.

                              SELLING STOCKHOLDERS

         The  following  table  sets  forth:   (i)  the  name  of  each  Selling
Stockholder, whose name is known as of the date of the filing of the registration statement of which this Prospectus forms a part, under the Plans or under the Stock Option Agreements who may sell Common Stock pursuant to this Prospectus, (ii) his or her position(s) with the Company and its predecessors, over the last three years, (iii) the number of shares of Common Stock owned (or subject to option) by each such Selling Stockholder as of the date of this Prospectus, (iv) the number of shares of Common Stock which may be offered and are being registered for the account of each such Selling Stockholder by this Prospectus (all of which may be acquired by the Selling Stockholders pursuant to the exercise of options) and (v) the amount of the class to be owned by each such Selling Stockholder if such Selling Stockholder were to sell all of the shares of Common Stock covered by this Prospectus. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus. Options or shares of

Common Stock may be issued under either of the Plans in amounts and to persons not presently known by the Company; when known, such persons, their holdings of Common Stock and certain other information may be included in a subsequent version of this Prospectus.


                                                                 Number of
                                                                 shares (both
                                                                 directly held or                      Number of
                                                                 subject to                            shares owned if
                                                                 option) prior to                      all registered
                                                                 this               Number of          hereunder were
                                                                 registration*/     shares to be       sold/
Name                             Position with the Company       Percentage         registered         Percentage

Philip A. Belyew                 Chairman, President,            193,282/           89,223             104,059/
                                 Chief Executive Officer         1.9 %                                 1.0 %
                                 and Director(1)

Ronald J. Barowski+              Executive Vice President        72,942/**          40,098             32,844/**
                                 and Chief Financial
                                 Officer(2)

R. David England, Jr.+           Executive Vice                  85,300/**          52,455             32,845/**
                                 President, Ground(3)

George G. Wagner+                Senior Vice President,          74,222/**          41,378             32,844/**
                                 National Account
                                 Sales(4)

James W. Bennett+                Vice President of Sales,        5,438/**           3,399              2,039/**
                                 Marketing and National
                                 Accounts(5)

Mark E. Rykowski+                Vice President of Group         17,650/**          17,650             0
                                 Services(6)

George E. Glaser, II             Corporate Controller(7)         5,000/**           5,000              0

Jennifer L. Upton                None(8)                         3,399/**           3,399              0

*   =    For purposes of this table,  the number of shares owned prior to this registration includes all shares which would be owned if all options granted under the 1995 Plan or the Stock Option Agreements were exercised.
**  =    Less than one percent.
+   =    Pursuant to a Lock-Up Letter, dated as of June 10, 1996, addressed to the Board of Directors of the Company, this officer may upon the issuance of Common Stock pursuant to the exercise of options granted under his Stock Option Agreement, immediately sell only 50% of such Common Stock. The officer may not sell the balance prior to December 20, 1997 without the prior consent of the Board; provided, however, that if, prior to December 20, 1997, there is a transaction pursuant to which a change of control of the Company is effected, in which restricted Common Stock held by the stockholders of the Founding Companies immediately prior to the Mergers may be disposed of, the Lock-Up Letter will not prohibit such officer from exercising his options and disposing of his shares in such transaction.
(1) Mr. Belyew took these offices in October 1995. From June 1994 until December 1995, Mr. Belyew was the President and Chief Executive Officer of both CDG Holding Corp. and Courier Dispatch Group, Inc., both predecessors to the Company, and was a director of CDG Holding Corp. from February 1994 until December 1995. From December 1991 until June 1994, Mr. Belyew was President and Chief Operating Officer of Courier Dispatch Group, Inc.



                                      -11-

(2) Mr. Barowski took these offices in October 1995. Mr. Barowski was the Secretary and a director of the Company from October 1995 until December 1995. From March 1992 until December 1995, Mr. Barowski was the Vice President, Chief Financial Officer, Secretary and Treasurer of CDG Holding Corp. and Courier Dispatch Group, Inc.
(3) Mr. England took office in December 1995. From October 1994 until December 1995, Mr. England was the Vice President, Operations, of Courier Dispatch Group, Inc. From October 1992 until October 1994, Mr. England was the Vice President, Business Development, of Courier Dispatch Group, Inc.
(4) Mr. Wagner took office in December 1995. From 1988 until December 1995, Mr. Wagner was a Corporate Vice President for air courier dispatch and national account sales and customer service of Courier Dispatch Group, Inc.
(5) Mr. Bennett took office in March 1996. From July 1994 until March 1996, Mr. Bennett was the Vice President of Sales and Marketing for Courier Dispatch Group, Inc. From February 1989 until July 1994, Mr. Bennett was a Vice President of Pony Express Courier Corp.
(6) Mr. Rykowski took office in March 1996. From January 1996 until March 1996, Mr. Rykowski was the Vice President of Operations for Courier Dispatch Group, Inc. Mr. Rykowski has been employed in various capacities by Courier Dispatch Group, Inc., including as National Business Analyst (1993 to 1994) and Director of Operations (1994-1995).
(7) Mr. Glaser took office in June 1996. From January 1996 until June 1996, Mr. Glaser was a Project Director for Acordia of Louisville, Inc. From February 1993 until January 1996, Mr. Glaser was Executive Director, Finance and Operations of Anthem Blue Cross and Blue Shield.
(8) Ms. Upton was Corporate Controller of the Company from February 1996 until March 1996. From August 1992 to February 1996, Ms. Upton was the Controller of Courier Dispatch Group, Inc.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders have not advised the Company of any specific plans for distribution of the Shares offered hereby, but it is anticipated that the Shares will be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; or
(c)  ordinary  brokerage  transactions  and  transactions  in which  the  broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. The expenses of preparing this Prospectus and the related Registration Statement with the Commission will be paid by the Company. Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Harvey E. Bines, a member of the firm of Sullivan & Worcester LLP, was a member of the Board of Directors of the Company from December 20, 1995 until May 7, 1996. As of the date of this Prospectus, Mr. Bines held options to acquire 10,199 shares of Common Stock at a purchase price of $4.42 per share and owned 1,000 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1995 and for the period from December 20 to December 31, 1995; the combined financial statements of the Combined Founding Companies, consolidated financial statements of CDG Holding Corp., the combined financial statements of Tricor America, Inc., the consolidated financial statements of Film Transit, Incorporated, the combined financial statements of the Districts of Lanter Courier Corporation and the consolidated financial statements of Salmon Acquisition Corporation as of December 31, 1993 and 1994 and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; and the consolidated financial statements of 3D Distribution Systems, Inc. as of December 31, 1993 and 1994 and for the year ended October 31, 1993, for the two months ended December 31, 1993, for the year ended December 31, 1994 and for the period ended December 19, 1995 included in the Company's prospectus, dated May 23, 1996, as such prospectus is incorporated by reference in and made a part of this Prospectus, have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Eddy Messenger Service, Inc. for the year ended December 31, 1995 included in the Company's Post-Effective Amendment No. 2 to the Registration Statement (Form S-1, No. 333-396) dated May 23, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

         Article Eighth of the Company's Amended and Restated Certificate of Incorporation in effect provides that the Company shall indemnify each person who is or was a director, trustee, officer, employee or agent of the Company to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation states that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation of liability is not permitted under the DGCL when such breach occurred.

         The Company has entered into an indemnification agreement with each director, effective as of the date of his or her appointment, pursuant to which it has agreed to indemnify such director for monetary damages to the fullest extent permitted under the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 (Form S-8).  Incorporation of Documents by Reference.

         The following documents which have been or will be filed by the Company with the Commission are incorporated by reference in and made a part of this Prospectus, as of their respective dates:

         (a) (i) The Company's Annual Report on Form 10-K, dated March 27, 1996 (File No. 1-14134), filed with the Securities and Exchange Commission (the "Commission") on March 27, 1996 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the Quarterly Report on Form 10-Q of the Company for the Quarter ended March 30, 1996 (File No. 1-14134), filed with the Commission on May 10, 1996 pursuant to Section 13 or 15(d) of the Exchange Act,
                  (iii) the Current Report on Form 8-K of the Company, dated January 30, 1996 (File No. 1-14134), filed with the Commission on January 30, 1996 pursuant to Section 13 or 15(d) of the Exchange Act, (iv) the Current Report on Form 8-K of the Company, dated April 15, 1996 (File No. 1-14134), filed with the Commission on April 15, 1996 pursuant to Section 13 or 15(d) of the Exchange Act, and (v) the Current Report on Form 8-K of the Company, dated May 23, 1996 (File No. 1-14134), filed with the Commission on May 23, 1996.

         (b) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the registration statement of which this Prospectus forms a part prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         (c) The Company's prospectus, dated May 23, 1996, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 23, 1996, relating to Post-Effective Amendment No. 2 the Company's Registration Statement on Form S-1 (File No. 333-396), containing the consolidated balance sheets of the Company as of March 30, 1996 (unaudited) and December 31, 1995, the consolidated financial statements of the Company for the period from December 20 to December 31, 1995 and for the three months ended March 30, 1996 (unaudited), the consolidated financial statements of the Combined Founding Companies for the three months ended March 31, 1995 (unaudited), financial statements of the Combined Founding Companies at December 31, 1993 and 1994 and for the period ended December 19, 1995, the consolidated financial statements of CDG Holding Corp., the combined financial statements of Tricor America, Inc., the consolidated financial statements of Film Transit, Incorporated, the combined financial statements of the Districts of Lanter Courier Corporation, and the consolidated financial statements of Salmon Acquisition Corporation at December 31, 1993 and 1994 and for the period ended December 19, 1995, and the consolidated financial statements of 3D Distribution Systems, Inc. at December 31, 1993 and 1994 and for the year ended October 31, 1993, for the two months ended December 31, 1993, for the year ended December 31, 1994 and for the period ended December 19, 1995, together with the related notes and the reports thereon by Price Waterhouse LLP, independent accountants, and containing the financial statements of Eddy Messenger Service, Inc., as of March 31, 1996 (unaudited) and December 31, 1995, together with the related notes and reports thereon by Ernst & Young LLP, independent auditors.

         (d) The description of the Common Stock contained in the Company's registration statement on Form 8-A dated December 12, 1995 (File No. 1-14134), filed with the Securities and Exchange Commission on December 12, 1995 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4 (Form S-8).  Description of Securities.

         Not applicable.

Item 5 (Form S-8).  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Harvey E. Bines, a member of the firm of Sullivan & Worcester LLP, was a member of the Board of Directors of the Company from December 20, 1995 until May 7, 1996. As of the date of this registration statement, Mr. Bines held options to acquire 10,199 shares of Common Stock at a purchase price of $4.42 per share and owned 1,000 shares of Common Stock.

         The consolidated financial statements of the Company as of December 31, 1995 and for the period from December 20 to December 31, 1995; the combined financial statements of the Combined Founding Companies, consolidated financial statements of CDG Holding Corp., the combined financial statements of Tricor America, Inc., the consolidated financial statements of Film Transit, Incorporated, the combined financial statements of the Districts of Lanter Courier Corporation and the consolidated financial statements of Salmon Acquisition Corporation as of December 31, 1993 and 1994 and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; and the consolidated financial statements of 3D Distribution Systems, Inc. as of December 31, 1993 and 1994 and for the year ended October 31, 1993, for the two months ended December 31, 1993, for the year ended December 31, 1994 and for the period ended December 19, 1995 included in the Company's prospectus, dated May 23, 1996, as such prospectus is incorporated by reference in and made a part of this Prospectus, have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Eddy Messenger Service, Inc. for the year ended December 31, 1995 included in the Company's Post-Effective Amendment No. 2 to the Registration Statement (Form S-1, No. 333-396) dated May 23, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

Item 6 (Form S-8) and Item 15 (Form S-3). Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

         Article Eighth of the Company's Amended and Restated Certificate of Incorporation in effect provides that the Company shall indemnify each person who is or was a director, trustee, officer, employee or agent of the Company to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation states that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation of liability is not permitted under the DGCL when such breach occurred.

         The Company has entered into an indemnification agreement with each director, effective as of the date of his or her appointment, pursuant to which it has agreed to indemnify such director for monetary damages to the fullest extent permitted under the DGCL.

Item 7 (Form S-8).  Exemption from Registration Claimed

         In March 1996, Ms. Jennifer Upton, a former employee of the Company, exercised options to purchase 3,399 shares of Common Stock in connection with the termination of her employment. Such options had been issued to Ms. Upton pursuant to a Stock Option Agreement in connection with the closing of the Mergers upon conversion of Courier Dispatch Group, Inc. options into Company options. Upon the exercise of her options, the Company issued an aggregate of 3,399 shares to Ms. Upton in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Ms. Upton represented that she was acquiring the shares for investment purposes and not with a view to distribution within the meaning of the Securities Act. The stock certificate issued to Ms. Upton bears a restrictive legend.

Item 8 (Form S-8) and Item 16 (Form S-3).  Exhibits.

                                  EXHIBIT INDEX

 Exhibit No.                       Description

      3.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit
                   3.11 to the Company's Registration Statement on
                   Form S-1, as amended (File No. 333-396).

      3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.12 to the Company's Registration Statement on Form S-1, as amended (File No. 333-396).

      3.3 By-laws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Registration
                   Statement on Form S-1, as amended (File No. 33-
                   98152).

      4.1 United TransNet, Inc. 1995 Stock Incentive Plan, as amended.*

      4.2 United TransNet, Inc. 1996 Stock and Option Plan for Non-Employee Directors.*

      4.3 Stock Option Agreement with Charles L. Adamson relating to 679 shares of United TransNet, Inc. Common Stock.*

      4.4          Lock-Up Letter Relating to Options with Ronald J.
                   Barowski relating to options to purchase 15,098 shares of United TransNet, Inc. Common Stock.*

      4.5          Specimen Stock Certificate representing Common
                   Stock of the Company, incorporated by reference to
                   Exhibit 4 to the Company's Registration Statement on Form S-1, as amended (File No. 333-396).

       5           Opinion of Sullivan & Worcester.*

     23.1          Consent of Price Waterhouse LLP*

     23.2          Consent of Ernst & Young LLP*

     23.3 Consent of Sullivan & Worcester (contained in the opinion of Sullivan & Worcester filed herewith as
                   Exhibit 5).

       24 Power of Attorney (included in signature page of this Registration Statement).

*Filed herewith.

Item 9 (Form S-8) and Item 17 (Form S-3).  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on the 18th day of June, 1996.

                                     UNITED TRANSNET, INC.


                                     By:  /s/ Philip A. Belyew
                                          Philip A. Belyew
                                          Chairman, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned Officers and Directors of United TransNet, Inc. hereby severally constitute Philip A. Belyew, Ronald J. Barowski, Martha Juelich Gordon, Harvey E. Bines, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-8 and Form S-3 relating to the registration of an aggregate of 891,110 shares of United TransNet, Inc. Common Stock issuable upon the exercise of options granted under the United TransNet, Inc. 1995 Stock Incentive Plan, the United TransNet, Inc. 1996 Stock and Option Plan for Non-Employee Directors or Stock Option Agreements with various employees, and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, for the purpose of registering shares of Common Stock, par value $.001 per share, under the Securities Act of 1933, as amended, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

         Signatures                                   Date


  /s/ Philip A. Belyew                              June 18, 1996
Philip A. Belyew
Chairman, President, Chief
Executive Officer and Director

  /s/ Ronald J. Barowski                            June 18, 1996
Ronald J. Barowski
Executive Vice President, Treasurer
and Chief Financial Officer

  /s/ Chee B. Louie                                 June 18, 1996
Chee B. Louie
Executive Vice President, Air and
Director

  /s/ James G. Salmon                               June 18, 1996
James G. Salmon
Vice President, Ground and
Director

  /s/ Craig H. Deery                                June 18, 1996
Craig H. Deery
Director

  /s/ John B. Ellis                                 June 18, 1996
John B. Ellis
Director

  /s/ Habib Y. Gorgi                                June 18, 1996
Habib Y. Gorgi
Director

  /s/ Charles A. Krause                             June 18, 1996
Charles A. Krause
Director